                                                                      As Amended
                                                       Through November 30, 2000

                       ----------------------------------

                          RESTATED AND AMENDED BY-LAWS

                                       OF

                                BIOSYNTECH, INC.
                        ---------------------------------

                                    ARTICLE I

                                  STOCKHOLDERS

            SECTION 1.1. Annual  Meetings.  An annual meeting of stockholders to elect directors and transact such other business as may properly be presented to the meeting shall be held at such place,  within or without the State of Nevada, as the Board of  Directors  may from  time to time  fix,  if that day shall be a legal holiday in the  jurisdiction  in which the meeting is to be held,  then on the next day not a legal  holiday  or as soon  thereafter  as may be  practical, determined by the Board of Directors.

            SECTION 1.2. Special Meetings. A special meeting of stockholders may be called at any time by two or more  directors  or the Chairman of the Board or the  President  and  shall be  called  by any of them or by the  Secretary  upon receipt  of a  written  request  to do so  specifying  the  matter  or  matters, appropriate  for  action at such a  meeting,  proposed  to be  presented  at the meeting  and signed by  holders  of record of a majority  of the shares of stock that would be entitled to be voted on such matter or matters if the meeting were held on the day such  request is received  and the record date for such  meeting were the close of business on the preceding  day. Any such meeting shall be held at such time and at such place,  within or without the State of Nevada, as shall be determined by the body or person  calling such meeting and as shall be stated
in the notice of such meeting.

            SECTION 1.3.  Notice of Meeting.  For each  meeting of  stockholders written notice shall be given stating the place,  date and hour and, in the case of a special  meeting,  the purpose or purposes for which the meeting is called.
Except as  otherwise  provided  by the General  Corporation  Law of the State of
Nevada (the "GCLN"),  the written  notice of any meeting shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed,  notice shall be deemed to be given when deposited in the United States

mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the Corporation.

            SECTION 1.4. Quorum. Except as otherwise required by the GCLN or the
Articles of Incorporation,  the holders of record of a majority of the shares of stock  entitled  to be voted  present  in  person or  represented  by proxy at a meeting  shall  constitute  a quorum  for the  transaction  of  business  at the meeting,  but in the  absence  of a quorum  the  holders  of record  present  or represented  by proxy at such  meeting may vote to adjourn the meeting from time to time,  without notice other than announcement at the meeting,  until a quorum is obtained.

            SECTION 1.5.  Chairman and Secretary at Meeting.  At each meeting of stockholders the Chairman of the Board, or if there is no incumbent  Chairman of the Board, the President shall preside as Chairman of the meeting. If neither of such  persons  is  available  to  preside,  then the  Board of  Directors  shall designate  a  Chairman.  The  Secretary,  or in such  person's  absence a person designated  by the  Chairman  of the  meeting,  shall  act as  secretary  of the meeting.

            SECTION 1.6. Voting;  Proxies.  Except as otherwise  provided by the
GCLN or the Articles of Incorporation,  and subject to the provisions of Section
1.10:

               (a) Each  stockholder  shall at every meeting of the stockholders be entitled to one vote for each share of stock held by such stockholder.

               (b)  Each   stockholder   entitled   to  vote  at  a  meeting  of
stockholders  or to express  consent or dissent to  corporate  action in writing without a meeting  may  authorize  another  person  or  persons  to act for such stockholder  by proxy,  but no such proxy shall be voted or acted upon after six months  after  its date of  creation,  unless  the proxy  provides  for a longer period, but in no event shall it be longer than seven years.

               (c) Directors shall be elected by a plurality vote.

               (d) Each  matter,  other than  election  of  directors,  properly presented to any meeting shall be decided by a majority of the votes cast on the matter,  unless a larger  proportion  is required by the GCLN or the Articles of
Incorporation.

               (e)  Election  of  directors  and the  vote on any  other  matter presented  to a meeting  shall be by  written  ballot  only if so ordered by the
Chairman  of the  meeting  or if so  requested  by any  stockholder  present  or represented by proxy at the meeting entitled to vote in such election or on such matter, as the case may be.

            SECTION 1.7.  Adjourned  Meetings.  A meeting of stockholders may be adjourned to another time or place as provided in Section 1.4.  Unless the Board of Directors  fixes a new record date,  stockholders  of record for an adjourned meeting  shall be as  originally  determined  for the  meeting  from  which  the adjournment was taken and unless otherwise provided by the GCLN or the

                                       -2-

Articles  of  Incorporation,  no notice of the new date,  time and place need be given if they were  announced at the meeting at which the  adjournment is taken.
If a new  record  date is fixed  for the  adjourned  meeting,  a  notice  of the adjourned meeting shall be given to each stockholder of record entitled to vote.
At any  adjourned  meeting at which  there shall be present or  represented  the holders of record of the requisite  number of shares of stock,  any business may be  transacted  that might have been  transacted  at the  meeting as  originally called.

            SECTION 1.8. Consent of Stockholders in Lieu of Meeting.  Any action that may be taken at any annual or special meeting of stockholders  may be taken without a meeting,  without  prior  notice and  without a vote,  if a consent in writing before or after the action,  setting forth the action so taken, shall be signed by the  holders of  outstanding  stock  having not less than the  minimum number of votes that would be  necessary  to  authorize or take such action at a meeting at which all shares of stock  entitled to vote  thereon were present and voted.

            SECTION 1.9. List of Stockholders Entitled to Vote. At least 10 days before  every  meeting  of  stockholders,  a complete  list of the  stockholders entitled to vote at the meeting,  arranged in alphabetical order and showing the address of each  stockholder and the number of shares of stock registered in the name of each stockholder, shall be prepared and shall be open to the examination of any  stockholder  for any purpose  germane to the  meeting,  during  ordinary business  hours,  for a period of at least 10 days  prior to the  meeting,  at a place  within  the city  where the  meeting  is to be held.  Such list  shall be produced  and kept at the time and place of the  meeting  during  the whole time thereof and may be inspected by any stockholder who is present.

            SECTION 1.10.  Fixing of Record Date. In order that the  Corporation may determine the  stockholders  entitled to notice of or to vote at any meeting of stockholders or any adjournment  thereof,  or to express consent to corporate action in  writing  without a meeting,  or  entitled  to receive  payment of any dividend  or other  distribution  or  allotment  of any  rights,  or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful  action,  the Board of Directors may fix, in advance,  a record  date,  which shall not be more than 60 nor less than 10 days before  the date of such  meeting,  nor  more  than 60 days  prior to any  other action. If no record date is fixed, the record date for determining stockholders entitled  to notice of or to vote at a meeting of  stockholders  shall be at the close of business on the day next  preceding  the day on which  notice is given, or, if notice is waived,  at the close of business on the day next preceding the day on which the meeting is held; the record date for  determining  stockholders entitled to express  consent to corporate  action in writing  without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed;  and the record date for any other purpose  shall be at the  close of  business  on the day on which  the  Board of
Directors   adopts  the  resolution   relating   thereto.   A  determination  of
stockholders  of  record  entitled  to  notice  of or to  vote at a  meeting  of stockholders  applies  to an  adjournment  of the  meeting  unless  the Board of
Director  fixes a new record date if the meeting is adjourned to a date not more than 60 days later than the date set for the original meeting.

                                       -3-

                                   ARTICLE II

                                    DIRECTORS

            SECTION 2.1. Number; Term of Office; Qualifications;  Vacancies. The
number of the directors  constituting the entire Board of Directors shall be the number,  not less than three nor more than 15, fixed from time to time,  subject to the provisions of the Articles of  Incorporation,  by a majority of the total number of directors that the  Corporation  would have,  prior to any increase or decrease, if there were no vacancies;  provided, however, that no decrease shall shorten  the  term  of an  incumbent  director.  Until  otherwise  fixed  by the directors,  the number of directors  constituting the entire Board shall be six.
Commencing  with the election of directors at the annual meeting of stockholders in 2000, the Board shall be divided into three classes as nearly equal in number as possible.  The terms of office of the directors initially classified shall be as  follows:  that  of  Class I shall  expire  at the  next  annual  meeting  of stockholders  in 2001,  Class II at the  second  succeeding  annual  meeting  of stockholders  in 2002 and Class III at the third  succeeding  annual  meeting of stockholders in 2003. Commencing with the 2001 annual meeting of stockholders of the Corporation,  directors  elected to succeed those directors whose terms have thereupon  expired  shall be elected for a term of office to expire at the third succeeding  annual  meeting  of  stockholders  of the  Corporation  after  their election and until their  respective  successors  are elected and  qualify.  The foregoing  notwithstanding,  each director shall serve until his successor shall
have  been  duly  elected  and  qualifies,   unless  he  shall  resign,   become
disqualified,  disabled or shall otherwise be removed. Unless otherwise provided in the Articles of  Incorporation,  vacancies  and newly  created  directorships resulting from any increase in the authorized  number of directors may be filled by a majority of the directors then in office,  although less than a quorum,  or by the sole remaining  director,  and the directors so chosen shall hold office, subject to Sections  2.2 and 2.3, for the  unexpired  portion of the term of the class in which such  directors  were chosen to serve and until their  successors are elected and qualify.

            SECTION 2.2. Resignation. Any director of the Corporation may resign at any  time by  giving  written  notice  of such  resignation  to the  Board of
Directors or the Secretary of the Corporation.  Any such resignation  shall take effect at the time specified  therein or, if no time be specified,  upon receipt thereof  by the Board of  Directors  or the  Secretary;  and,  unless  specified therein,  the acceptance of such  resignation  shall not be necessary to make it effective.  When one or more directors  shall resign from the Board of Directors effective  at a  future  date,  a  majority  of the  directors  then in  office, including  those who have so resigned,  shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall  become  effective,  and each  director  so chosen  shall  hold  office as provided in these By-Laws in the filling of other vacancies.

            SECTION 2.3. Removal.  Unless otherwise  provided in the GCLN or the
Articles of  Incorporation,  any one or more directors may be removed with cause by the vote or  written  consent of the  holders of a majority  of the shares of stock entitled to vote at an election of directors.

                                       -4-

            SECTION 2.4. Regular and Annual Meetings;  Notice.  Regular meetings of the Board of Directors  shall be held at such time and at such place,  within or without the State of Nevada,  as the Board of Directors may from time to time prescribe.

            SECTION 2.5.  Special  Meetings;  Notice.  A special  meeting of the
Board of  Directors  may be called at any time by the  Board of  Directors,  the
Chairman of the Board or the President and shall be called by any one of them or by the  Secretary  upon  receipt of a written  request to do so  specifying  the matter or  matters,  appropriate  for action at such a meeting,  proposed  to be presented at the meeting and signed by at least two directors.  Any such meeting shall be held at such time and at such  place,  within or  without  the State of
Nevada,  as shall be  determined  by the body or person  calling  such  meeting.
Notice of such meeting stating the time, place and purpose in sufficient  detail thereof  shall be given (a) in person by hand  delivery or overnight  courier or
(b)by deposit of the notice in the United States mail, registered,  first class, postage prepaid, at least 20 days before the day fixed for the meeting addressed to each  director at such  person's  address as it appears on the  Corporation's records  or at such  other  address  as the  director  may  have  furnished  the
Corporation for that purpose.

            SECTION 2.6. Presumption of Assent; Waiver of Notice.  Attendance of
a director at a meeting shall  constitute a waiver of notice unless the director objects at the  commencement  of the meeting  that the  meeting is not  lawfully called or convened.  Any director may waive notice of any meeting by executing a written waiver of notice.

            SECTION 2.7.  Presiding  Officer and  Secretary  at  Meetings.  Each
meeting of the Board of Directors  shall be presided over by the Chairman of the
Board or, if there is no incumbent Chairman of the Board, by the President if he is a director, or otherwise by such member of the Board of Directors as shall be chosen at the meeting.  The Secretary,  or in such person's absence an Assistant
Secretary,  shall act as  secretary  of the  meeting,  or if no such  officer is present,  a secretary of the meeting shall be designated by the person presiding over the meeting.

            SECTION  2.8.  Quorum.  A majority of the  directors  then in office shall constitute a quorum for the transaction of business, but in the absence of a quorum a majority of those present (or if only one be present,  then that one)
may adjourn  the  meeting,  to a later date not  earlier  than the fifth and not later  than the tenth  business  day  following  receipt by all  members  absent therefrom of a written  notice of  adjournment  of the meeting.  The vote of the majority  of the  directors  present  at a meeting  at which a quorum is present shall be the act of the Board of Directors.

            SECTION 2.9. Meeting by Telephone. Members of the Board of Directors
or of any  committee  thereof  may  participate  in  meetings  of the  Board  of
Directors  or of such  committee  by means of  conference  telephone  or similar communications  equipment  by means of which all  persons  participating  in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

                                       -5-

            SECTION 2.10. Action Without Meeting. Unless otherwise restricted by the Articles of  Incorporation  any action  required or permitted to be taken at any meeting of the Board of Directors or of any  committee  thereof may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be,  consent  thereto in writing and the writing or writings are filed  with the  minutes of  proceedings  of the Board of  Directors  or of such committee.

            SECTION 2.11.  Committees of the Board.  The Board of Directors may,
by  resolution  passed by the Board of  Directors,  designate  one or more other committees, each such committee to consist of one or more directors as the Board of Directors may from time to time determine.  Any such committee, to the extent provided in such  resolution  or  resolutions,  shall have and may  exercise the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation.  Each such committee shall have such name as may be determined  from time to time by the Board of Directors.  Each committee must include at least one director.  Unless otherwise provided for in the Articles of
Incorporation,  or the By-Laws  provide  otherwise,  the Board of Directors  may appoint natural persons who are not directors to serve on committees.

            SECTION  2.12.  Compensation.  No director  shall receive any stated
salary for such  person's  services  as a director or as a member of a committee but shall  receive  such sum,  if any,  as may from time to time be fixed by the
Board of Directors.

                                   ARTICLE III

                                    OFFICERS

            SECTION   3.1.   Election;   Qualification.   The  officers  of  the
Corporation  shall be a Chairman of the Board,  a President,  a Secretary  and a
Treasurer,  each of whom shall be selected by the Board of Directors.  The Board of Directors may elect a Chief Executive Officer, one or more Vice Presidents, a
Controller, one or more Assistant Secretaries, one or more Assistant Treasurers, one or more Assistant Controllers and such other officers as it may from time to time determine. Two or more offices may be held by the same person.

            SECTION 3.2. Term of Office. Each officer shall hold office from the time of such  person's  election  and  qualification  to the time at which  such person's  successor is elected and  qualifies,  unless he shall die or resign or shall be removed pursuant to Section 3.4 at any time sooner.

            SECTION 3.3. Resignation.  Any officer of the Corporation may resign at any  time by  giving  written  notice  of such  resignation  to the  Board of
Directors,  the Chairman of the Board,  the  President  or the  Secretary of the
Corporation.  Any such  resignation  shall  take  effect  at the time  specified therein  or,  if no time be  specified,  upon  receipt  thereof  by the Board of
Directors or one of the above-named officers; and, unless specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                                       -6-

            SECTION 3.4.  Removal.  Any officer may be removed at any time, with or without cause, by the vote of the Board of Directors,  but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

            SECTION 3.5. Vacancies.  Any vacancy however caused in any office of the Corporation may be filled by the Board of Directors.

            SECTION 3.6. Compensation. The compensation of each officer shall be such as the Board of Directors may from time to time determine.

            SECTION 3.7.  Chairman of the Board.  The Chairman of the Board,  if
there is an  incumbent,  shall preside at all meetings of the Board of Directors and of the  stockholders,  and shall have such  powers  and duties as  generally pertain to the office of Chairman of the Board,  subject to the direction of the
Board of Directors.

            SECTION 3.8.  President.  The President shall have powers and duties as generally pertain to the office of President, subject to the direction of the
Board  of  Directors.  If there  is no  incumbent  Chairman  of the  Board,  the
President  shall  preside  at  all  meetings  of  the  stockholders,  and if the
President is a director, at all meetings of the Board of Directors.

            SECTION 3.9. Chief Executive  Officer.  The Chief Executive  Officer
shall have  general  charge of the  business  and  affairs  of the  Corporation, subject  however  to the right of the  Board of  Directors  to confer  specified powers on  officers  and  subject  generally  to the  direction  of the Board of
Directors and the Chairman of the Board.

            SECTION 3.10.  Vice  President.  Each Vice President shall have such powers and duties as generally  pertain to the office of Vice  President  and as the Board of  Directors,  the Chairman of the Board,  the President or the Chief
Executive  Officer  may from time to time  prescribe.  During the absence of the
President or such President's inability to act, the Vice President,  or if there shall be more than one Vice President,  then that one designated by the Board of
Directors,  shall  exercise  the  powers  and shall  perform  the  duties of the
President,  subject to the  direction of the Board of  Directors,  the Executive
Committee, if any, and the Chairman of the Board.

            SECTION 3.11. Secretary. The Secretary shall attend all meetings and shall  keep the  minutes of all  meetings  of  stockholders  and of the Board of
Directors.  The  Secretary  shall be custodian of the  corporate  seal and shall affix it or cause it to be affixed to such  instruments as require such seal and attest  the same and shall  exercise  the powers  and shall  perform  the duties incident to the office of  Secretary,  subject to the  direction of the Board of
Directors and the Executive Committee, if any.

            SECTION 3.12. Other Officers.  Each other officer of the Corporation shall exercise the powers and shall perform the duties incident to such person's office,  subject to the  direction of the Board of Directors  and the  Executive
Committee, if any.

                                       -7-

                                   ARTICLE IV

                                  CAPITAL STOCK

            SECTION  4.1.  Stock  Certificates.  The  interest of each holder of stock of the Corporation  shall be evidenced by a certificate or certificates in such  form as the  Board of  Directors  may from  time to time  prescribe.  Each certificate  shall be  signed  by,  or in the name of,  the  Corporation  by the
Chairman of the Board, the President or a Vice President and by the Treasurer or
an Assistant Treasurer or the Secretary or an Assistant Secretary. Any of or all
the signatures appearing on such certificate or certificates may be a facsimile.
If any officer,  transfer  agent or registrar who has signed or whose  facsimile signature  has been  placed  upon a  certificate  shall  have  ceased to be such officer,  transfer agent or registrar before such certificate is issued,  it may be issued by the  Corporation  with the same  effect as if such person were such officer, transfer agent or registrar at the date of issue.

            SECTION   4.2.   Transfer  of  Stock.   Shares  of  stock  shall  be
transferable on the books of the Corporation pursuant to applicable law and such rules  and  regulations  as the  Board  of  Directors  shall  from  time to time prescribe;  provided that the Corporation  shall refuse to register any transfer of its stock not made pursuant to registration under the Securities Act of 1933, as amended, on an available exemption from such registration,  including without limitation  that provided by Regulation S (Rules 901 through 905 and Preliminary
Notes) thereunder.

            SECTION  4.3.  Holders  of  Record.  Prior  to due  presentment  for registration  of transfer  the  Corporation  may treat the holder of record of a share of its stock as the complete owner thereof  exclusively  entitled to vote, to receive  notifications and otherwise entitled to all the rights and powers of a complete owner thereof, notwithstanding notice to the contrary.

            SECTION 4.4. Lost, Stolen, Destroyed or Mutilated Certificates.  The
Corporation  shall  issue a new  certificate  of stock to replace a  certificate theretofore  issued by it  alleged to have been lost,  destroyed  or  wrongfully
taken,  if  the  owner  or  such  owner's  legal   representative  (i)  requests
replacement,  before the Corporation  has notice that the stock  certificate has been acquired by a bona fide  purchaser;  (ii) files with the Corporation a bond sufficient  to  indemnify  the  Corporation  against  any claim that may be made against it on account of the  alleged  loss,  theft or  destruction  of any such stock certificate or the issuance of any such new stock  certificate;  and (iii)
satisfies  such other terms and  conditions  as the Board of Directors  may from time to time prescribe.

                                       -8-

                                    ARTICLE V

                                  MISCELLANEOUS

            SECTION 5.1. Indemnity. (a) The Corporation shall indemnify, subject to the requirements of subsection (d) of this Section,  any person who was or is a party  or is  threatened  to be made a party  to any  threatened,  pending  or completed action, suit or proceeding, whether civil, criminal, administrative or investigative  (other than an action by or in the right of the Corporation),  by reason of the fact that he is or was a director,  officer,  employee or agent of the  Corporation,  or is or was serving at the request of the  Corporation  as a director, officer, employee or agent of another Corporation,  partnership, joint venture,  trust or other  enterprise,  against  expenses  (including  attorneys'
fees),  judgments,  fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good  faith  and in a manner  he  reasonably  believed  to be in or not opposed  to the best  interests  of the  Corporation  and,  with  respect to any criminal action or proceeding,  had no reasonable cause to believe such person's conduct was  unlawful.  The  termination  of any action,  suit or  proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent,  shall not, of itself,  create a presumption that the person did not act in good faith and in a manner which he  reasonably  believed to be in or not opposed  to the best  interests  of the  Corporation  and,  with  respect to any criminal  action  or  proceeding,  had  reasonable  cause to  believe  that such person's conduct was unlawful.

            (b) The Corporation shall indemnify,  subject to the requirements of subsection  (d)  of  this  Section,  any  person  who  was or is a  party  or is threatened to be made a party to any threatened,  pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director,  officer,  employee or agent of the  Corporation  or is or was  serving at the request of the  Corporation  as a director, officer, employee or agent of another corporation,  partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees)
actually and reasonably  incurred by such person in connection  with the defense or  settlement  of such action or suit if he acted in good faith and in a manner he  reasonably  believed  to be in or not opposed to the best  interests  of the
Corporation.  Indemnification may not be made for a claim, issue or matter as to which  such a person has been  adjudged  by a court of  competent  jurisdiction, after  exhaustion of all appeals  therefrom,  to be liable to the Corporation or for amounts paid in settlement to the Corporation, unless and only to the extent that the  court in which  the  action  or suit  was  brought  or other  court of competent  jurisdiction  determines  upon  application  that  in view of all the circumstances  of the  case,  the  person is fully and  reasonably  entitled  to indemnity for such expenses as the court deems proper.

            (c) To the extent  that a present or former  director  or officer of the Corporation has been successful on the merits or otherwise in defense of any action,  suit  or  proceeding  referred  to in  subsection  (a)  and (b) of this section,  or in defense of any claim,  issue or matter therein,  the Corporation shall  indemnify  such  person  against  expenses  (including  attorneys'  fees)
actually and reasonably incurred by such person in connection therewith.

                                       -9-

            (d)  Any  indemnification  under  subsections  (a)  and  (b) of this section  (unless  ordered  by a court)  may be made by the  Corporation  only as authorized in the specific case upon a determination that indemnification of the present  or  former  director,  officer,  employee  or  agent is  proper  in the circumstances because such person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section.  Such  determination  shall be made with  respect to a person who is a director  or officer at the time of such determination  (1) by a majority  vote of the  directors  who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such  directors,  or if such directors so direct,  by  independent  legal counsel in a written opinion or (3) by the stockholders.

            (e) Expenses incurred by a director,  officer,  employee or agent in defending a civil or criminal  action,  suit or proceeding  shall be paid by the
Corporation  in  advance  of the  final  disposition  of  such  action,  suit or proceeding  as  authorized  by  the  Board  of  Directors  upon  receipt  of  an undertaking by or on behalf of the director, officer, employee or agent to repay such  amount  if it shall  ultimately  be  determined  that  such  person is not entitled to be indemnified by the Corporation as authorized in this section.

            (f) The  indemnification  and advancement of expenses provided by or granted  pursuant to, the other  subsections of this section shall not be deemed exclusive  of any other  rights to which those  seeking  indemnification  may be entitled under any by-law,  agreement,  vote of  stockholders  or  disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

            (g) The Corporation may purchase and maintain insurance on behalf of any  person  who  is or  was a  director,  officer,  employee  or  agent  of the
Corporation,  or who is or was  serving at the request of the  Corporation  as a director, officer, employee or agent of another Corporation,  partnership, joint venture,  trust or other enterprise  against any liability asserted against such person and incurred by such person in any such capacity,  or arising out of such person's status as such,  whether or not the Corporation would have the power to indemnify  such person  against  such  liability  under the  provisions  of this section.

            (h) The  indemnification and advancement of expenses provided by, or
granted  pursuant  to  this  section  shall,   unless  otherwise  provided  when
authorized or ratified, continue as to a person who has ceased to be a director, officer,  employee  or agent  and  shall  inure  to the  benefit  of the  heirs, executors and administrators of such a person.

            (i)  For  the  purposes  of  this   section,   references   to  "the
Corporation"  shall  include,  in addition  to the  resulting  corporation,  any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued,  would have had power and authority to indemnify its directors,  officers, employees or agents, so that any person who is or was a director,  officer, employee or agent of such  constituent  corporation,  or is or was  serving at the request of such constituent  corporation  as a director,  officer,  employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall

                                      -10-

stand in the same position  under the provisions of this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

            (j) This Section 5.1 shall be construed to give the  Corporation the broadest  power  permissible  by the GCLN,  as it now  stands  and as  hereafter amended.

            SECTION 5.2.  Waiver of Notice.  Whenever  notice is required by the
Articles of  Incorporation,  the By-Laws or any provision of the GCLN, a written waiver thereof, signed by the person entitled to notice, whether before or after the time  required  for such  notice,  shall be  deemed  equivalent  to  notice.
Attendance of a person at a meeting shall  constitute a waiver of notice of such meeting,  except when the person  attends a meeting  for the express  purpose of objecting,  at the beginning of the meeting,  to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be  transacted  at, nor the purpose  of, any  regular or special  meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice.

            SECTION 5.3. Fiscal Year. The fiscal year of the  Corporation  shall start on such date as the Board of Directors shall from time to time prescribe.

            SECTION 5.4.  Offices.  The registered  office of the Corporation in the State of Nevada shall be located at such address as is determined  from time to time by the Board of Directors.  The Corporation may conduct business and may have such other  offices,  either within or without the State of Nevada,  as the
Board of Directors may designate or as the business of the  Corporation may from time to time require.

            SECTION 5.5.  Corporate  Seal.  The corporate  seal shall be in such form as the Board of Directors may from time to time prescribe, and the same may be used by causing it or a facsimile  thereof to be  impressed  or affixed or in any other manner reproduced.

                                   ARTICLE VI

                              AMENDMENT OF BY-LAWS

            SECTION 6.1. Amendment. Subject to the provisions of the GCLN, these
By-Laws may be altered, amended or repealed by the Board of Directors.

                                   ARTICLE VII

                              STOCKHOLDER PROPOSALS

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            SECTION  7.1.  Stockholder  Proposals  Other Than a  Nomination  for
Election of the Corporation's Board of Directors.

               (a)  Any   stockholder   wishing   to  submit  a   proposal   for
consideration at an annual meeting of stockholders,  other than a nomination for election to the Board of Directors, shall give notice to the Corporation of such proposal not less than 45 days prior to the first anniversary of the date of the last annual meeting of stockholders.  Such notice shall be in writing, delivered or  mailed  by first  class  mail,  postage  prepaid,  to the  Secretary  of the
Corporation,  and shall be  received by the  Secretary  in  conformity  with the deadline referred to in the previous sentence.

               (b) Each notice shall set forth (i) the name,  age and address of the stockholder who intends to make the proposal and a brief  description of the proposal  itself;  (ii) a  representation  that the  stockholder  is a holder of record of the Corporation  entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to present the  proposal  specified  in the notice;  and (iii) such other  information  regarding the proposal as would have been required to be included in a proxy  statement  filed  pursuant to the proxy rules of the Securities  and Exchange  Commission had such proposal been made by the Board of Directors of the Corporation.

               (c) The Chairman of any meeting of stockholders may, if the facts warrant,  determine and declare to the meeting that a  stockholder  proposal was not made in accordance with the foregoing procedure,  and if he or she should so determine,  the  Chairman  shall so declare  to the  meeting  and the  defective proposal shall be disregarded.

               (d)  At  all  such  times  as  any  class  of  the  Corporation's securities is registered under the Securities  Exchange Act of 1934, as amended, stockholder proposals shall conform to Rule 14a-8 thereunder.

            SECTION 7.2.  Stockholder  Proposals for the Nomination for Election
to the Corporation's Board of Directors.

               (a)  Any   stockholder   wishing   to  submit  a   proposal   for
consideration  at the annual meeting of stockholders  for the nomination for the election to the Board of Directors.  Such nominations shall be made by notice in writing,  delivered  or mailed by first class mail,  postage  pre- paid,  to the
Secretary  of the  Corporation  not  less  than  45  days  prior  to  the  first anniversary of the date of the last meeting of  stockholders  of the Corporation called for the election of directors.

               (b) Each notice shall set forth (i) the name,  age and address of the  stockholder who intends to make the nomination and of the person or persons to be  nominated;  (ii) a  representation  that the  stockholder  is a holder of record of the Corporation  entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;  (iii) the name, age,  business address and, if known,  residence address of each nominee proposed in such notice;  (iv) the principal  occupation or employment of each such

                                      -12-

nominee;  (v) a description of all  arrangements or  understandings  between the stockholder  and each such nominee and any other person or persons  (naming such person or persons)  pursuant to which the  nomination or  nominations  are to be made by the stockholder; (vi) such other information regarding each such nominee as would have been required to be included in a proxy  statement  filed pursuant to the proxy rules of the  Securities  and Exchange  Commission had each nominee been  nominated,  or intended to be nominated,  by the Board of Directors of the corporation;  and (vii) the consent of each such  nominee to serve as a director of the Corporation if so elected.

               (c) The Chairman of any meeting of stockholders may, if the facts warrant,  determine and declare to the meeting that a nomination was not made in accordance with the foregoing  procedure,  and if he or she should so determine, the Chairman shall so declare to the meeting and the defective  nomination shall be disregarded.

               (d) Except as  required  in the  By-Laws no  election  need be by written ballot.

               (e)  At  all  such  times  as  any  class  of  the  Corporation's securities is registered under the Securities  Exchange Act of 1934, as amended, stockholder proposals shall conform to Rule 14a-8 thereunder.

                                      -13-